Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS FIRST QUARTER RESULTS

Littleton, CO – May 13, 2010 – ADA-ES, Inc. (NASDAQ:ADES) (“ADA”) today announced financial results for the first quarter ended March 31, 2010, and provided an update on various corporate developments. Of note, the Company’s 2009 first quarter financial results included the consolidated results of ADA Carbon Solutions, LLC (“ADA-CS”), ADA’s activated carbon (“AC”) supply joint venture with Energy Capital Partners and its affiliates, whereas 2010 first quarter financial results reflect the Company’s equity interest in ADA-CS in other income and expense following the deconsolidation of ADA-CS beginning in the second quarter of 2009. Starting in the first quarter of 2010, ADA has revised its segment reporting to more clearly communicate how management evaluates and measures the Company’s lines of business. ADA is now reporting three operating segments: Emissions Control, CO2 Capture and Refined Coal.

Overview of 2010 First Quarter Results

In the first quarter, total revenues were $3.9 million compared to $4.9 million in the same quarter of 2009, primarily due to lower sales of Activated Carbon Injection (“ACI”) systems in the Company’s Emissions Control segment, partially offset by an increase of $542,000 in its CO2 Capture segment.

In the first quarter, gross margin was 35%, as compared to 42% in the prior year period, primarily due to $645,000 of costs in ADA’s Refined Coal segment with no associated revenues this quarter, slightly offset by higher margins in CO2 capture. General and administrative expenses increased to $4.6 million in the first quarter of 2010, compared to $3.2 million in the first quarter of last year, due to legal expenses associated with ongoing litigation.

Due in large part to the aforementioned legal expenses, the Company reported an operating loss of $3.6 million compared to an operating loss of $1.5 million in the first quarter of 2009. Net loss attributable to ADA was $2.8 million, or $0.39 per diluted share, compared to a net loss of $543,000, or $0.08 per diluted share, in the 2009 first quarter. The current first quarter’s net loss includes $1.2 million related to ADA’s equity interest in ADA-CS.

Refined Coal Update

As previously announced, ADA’s joint venture with an affiliate of NexGen Resources Corporation, Clean Coal Solutions, LLC (“CCS”) placed two CyClean systems in service that met the required emission reductions thus qualifying for the Section 45 IRS tax credits. CCS is in the process of finalizing contracts with the utility where the systems are located, completing modifications for long-term operations and for handling a broader array of feedstock materials, and negotiating agreements for monetization of the facilities. ADA continues to expect the CyClean systems to be in routine operation near the end of the second quarter of 2010, and anticipates the equipment sales and tax credits from these two systems to contribute average after tax net cash flow for CCS of approximately $9.0 million per year for up to ten years.

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May 13, 2010

In March the Senate passed a second Jobs Bill, which includes a one-year extension for Section 45. CCS is working with Congress to keep the provision in the final bill. This extension, if put into law, would provide CCS with the opportunity to expand this business further through additional potential customers that have been identified as viable candidates for this technology.

ADA’s ability to capitalize on any new opportunities in Refined Coal or other areas was strengthened by Arch Coal’s recent $1.0 million additional investment in the Company and the announcement of an expected $2.0 million payment for an exclusive license agreement for which the parties are negotiating.

ACI Systems Update

In the first quarter, ADA’s ACI system sales were $2.5 million compared to $2.9 million in the same quarter of last year, and the Company had contracts in progress at quarter-end for $3.3 million, $1.5 million of which the Company expects to complete and realize in the remaining quarters of 2010, with the balance to be completed and realized in 2011.

Thus far in 2010, we have installed or are in the process of installing 46 ACI systems. The Company expects sales of ACI systems to remain modest in the remainder of 2010 and in early 2011 until utilities begin to react to the anticipated Federal emission control regulations.

ADA Carbon Solutions Update

ADA-CS, in which ADA has a 32% ownership, has been performing start-up procedures on various systems over the past few weeks and expects to begin commercial operation of its AC production facility in Red River Parish, Louisiana later this month. To date, ADA-CS has signed AC supply contracts valued at more than $200 million, including two contracts in Canada.

Dr. Michael Durham, President and CEO of ADA commented, “Since initially breaking ground at the facility in August 2008, our team has remained diligent and focused on staying on schedule and budget, as well as maintaining strong relationships with our partners and contractors who will be beneficial in building future AC lines. ADA-CS has bid on several RFP opportunities within its current market of 19 states and six Canadian provinces and for new power plants.”

Industry Regulations Paving the Way for New Markets

Dr. Durham continued, “In addition to the Maximum Achievable Control Technology (“MACT”) regulation for utility boilers, a Federal mercury rule for electricity generating units scheduled to become law in November 2011, EPA continues to move forward on two other standards that would expand the markets for emission control of mercury and other hazardous air pollutants:

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The Industrial Boiler MACT – the draft was released by EPA in late April and expected to be finalized by the Court mandated deadline of December 16, 2010. We estimate that the market size covered by this regulation would be over 600 boilers that would need injection equipment and AC to control mercury and other toxic emissions.

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Cement MACT – expected to be released this spring and finalized before year-end. This regulation could require ACI systems on up to 110 cement kilns in the U.S. We are discussing several testing programs with cement companies to quantify their emissions and evaluate how our ACI equipment and sorbents will work in that industry.

We believe that these additional two MACT regulations, when implemented, could supplement the annual market for AC by up to 100 to 150 million pounds per year.”

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May 13, 2010

DOE Funding for CO2 Capture & Additional Consulting Opportunities

Revenue from DOE and industry contracts for the development and testing of ADA’s solid sorbent technology increased to $803,000 from $261,000 in the first quarter of 2009, and at March 31, 2010 the remaining unearned amount of these contracts was $800,000, which is expected to be recognized in 2010.

Dr. Durham added, “For the past few years, DOE has provided funding for CO2 Capture projects in which we are involved, including the $3.2 million contract funded by DOE and industry players to advance solid-sorbent based technology. In the first quarter, we began our initial field tests of this technology at our CO2 pilot plant located at a major utility and were pleased to see the same promising results that this innovative technology had demonstrated in the laboratories. In December, we submitted a $14.0 million proposal to the DOE as part of its Funding Opportunity Announcement for additional funding for solid-sorbent technologies. The DOE did not meet their announced deadline of contract awards in April, and has not specified a new timeline for contract announcements.”

Moving on to other consulting opportunities, Dr. Durham commented, “The market for our flue gas chemicals (“FGC”) and services has declined in recent years, but we are seeing increased interest due to demonstrated interferences with mercury capture caused by competing products such as SO3 injection. We are performing tests for interested customers to demonstrate the ability of our technology to meet their needs for complying with stringent mercury control regulations. With a defined Federal mercury rule or legislation, there will be opportunities to combine FGC with AC, as FGC can enhance the performance of AC in specific applications. Margins on these products are typically higher than what we recognize for our other Emissions Control sales.”

Conclusion

Dr. Durham stated, “The pending launch of North America’s largest AC production facility should put ADA-CS at the forefront of this market. We believe that with its modern equipment, extensive emission controls and energy efficiency, we will have a meaningful impact on this market over the next couple years and even more so when the Federal mercury control rules are in effect.

“We have several reasons to be exceedingly optimistic for the remainder of 2010 and looking forward, including the current and potential opportunities that lie within our Refined Coal segment, the Federal MACT rules that are close to becoming law, and ADA-CS’ strong position in the rapidly increasing AC market within the U.S. and Canada. We will continue to fine-tune our business strategy, and focus on positioning ADA as a market leader in clean coal technology.”

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 10:00 AM ET on Thursday, May 13, 2010. Interested parties may participate in the call by dialing 706-679-3200. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID # 67722563). The conference call will also be webcast live via the Investor Information section of ADA’s website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals. We develop and implement proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. We supply activated carbon injection systems, mercury

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measurement instrumentation, and related services. Through our consolidated subsidiary, Clean Coal, we expect to produce refined coal that will qualify for IRS Section 45 tax credits. To meet the needs of the power industry for mercury control, we are a participant in a joint venture, ADA-CS, which is developing state-of-the-art facilities to produce AC with the first plant projected to come on-line in 2010. Additionally, we are developing technologies for power plants to address issues related to emissions of carbon dioxide.

This press release contains and the conference call referenced in this press release will include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but will not necessarily be limited to, statements or expectations regarding future contracts, projects, technologies, project funding, ownership of ADA-CS, tax credits, revenues, expenses and other financial measures; timelines for our projects and anticipated regulations and legislation and expected impact on our markets; the new AC plant ADA-CS is building; ADA-CS’ ability to supply AC; future supply and demand; existing litigation and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws and regulations, government funding, prices, economic conditions and market demand; impact of competition and litigation; lack of working capital; availability, cost of and demand for alternative energy sources and other technologies; operational difficulties; risks related to ADA-CS such as changes in the costs and timing of construction of the AC plant, failure to raise additional financing or satisfy conditions in existing agreements, actions of our joint venture partner and inability to sign or close acceptable long-term debt financing and off-take agreements in a timely manner; failure of Clean Coal’s product to continue to qualify for IRS Section 45 tax credits or to place qualified facilities by the IRS deadlines; availability of raw materials and equipment for our businesses; loss of key personnel; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on our forward-looking statements and to consult filings we make with the SEC for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contacts:

ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Melissa Dixon
www.adaes.com	(212) 836-9613
MDixon@equityny.com
Linda Latman
(212) 836-9609
LLatman@equityny.com

See Accompanying Tables

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May 13, 2010

ADA-ES, Inc. and Subsidiaries

Consolidated Statements of Operations

(Amounts in thousands)

(Unaudited)

	For the Quarter Ended March 31,
	2010	2009
REVENUE:
Emissions control	$3,064	$4,606
CO2 capture	803	261
Refined coal	0	0

Total revenues	3,867	4,867
COST OF REVENUES:
Emissions control	1,822	2,702
CO2 capture	264	109
Refined coal	426	12

Total cost of revenues	2,512	2,823

GROSS MARGIN	1,355	2,044

OTHER COSTS AND EXPENSES:
General and administrative	4,579	3,184
Research and development	184	218
Depreciation and amortization	209	157

Total expenses	4,972	3,559

OPERATING LOSS	(3,617)	(1,515)
OTHER INCOME (EXPENSE)
Equity in net loss of Carbon Solutions	(1,181)	0
Interest and other income	19	33

LOSS BEFORE INCOME TAX PROVISION AND NON-CONTROLLING INTERESTS	(4,779)	(1,482)
INCOME TAX BENEFIT	1,613	315

NET LOSS BEFORE NON-CONTROLLING INTERESTS	(3,166)	(1,167)
Net loss attributable to non-controlling interests	346	624

NET LOSS ATTRIBUTABLE TO ADA	$(2,820)	$(543)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED ATTRIBUTABLE TO ADA	$(0.39)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,194	6,869

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	7,194	6,869

ADA Carbon Solutions, which was included as a subsidiary as of December 31, 2008, was deconsolidated during the year ended December 31, 2009. See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-K for the fiscal year ended December 31, 2009.

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ADA-ES, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,125	$1,456
Trade receivables, net of allowance for doubtful accounts	3,880	5,812
Certificate of deposit	400	400
Assets held for sale	2,513	1,987
Prepaid expenses and other	605	1,182

Total current assets	9,523	10,837

PROPERTY, PLANT AND EQUIPMENT, at cost	3,152	3,100
Less accumulated depreciation and amortization	(2,388)	(2,252)

Net property, plant and equipment	764	848

GOODWILL, net of amortization	435	435
INTANGIBLE ASSETS, net of amortization	232	229
INVESTMENT IN ADA CARBON SOLUTIONS, LLC (“CARBON SOLUTIONS”)	20,595	21,776
DEFERRED TAXES AND OTHER ASSETS	8,460	6,842

TOTAL ASSETS	$40,009	$40,967

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,175	$5,312
Accrued payroll and related liabilities	681	578
Deferred revenue	845	1,452
Accrued expenses and other liabilities	1,263	1,306

Total current liabilities	6,964	8,648

LONG-TERM LIABILITIES:
Accrued liabilities	8,577	6,822
Accrued warranty and other	761	1,146

Total liabilities	16,302	16,616

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
ADA-ES, Inc. stockholders’ equity
Preferred stock; 50,000,000 shares authorized, none outstanding	0	0
Common stock; no par value, 50,000,000 shares authorized, 7,410,976 and 7,093,931 shares issued and outstanding	38,802	37,000
Accumulated deficit	(15,568)	(12,748)

Total ADA-ES, Inc. stockholders’ equity	23,234	24,252
Non-controlling interests	473	99

TOTAL STOCKHOLDERS’ EQUITY	23,707	24,351

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,009	$40,967

ADA Carbon Solutions, which was included as a subsidiary as of December 31, 2008, was deconsolidated during the year ended December 31, 2009. See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-K for the fiscal year ended December 31, 2009.